SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2004

Alcan Inc.
(Exact name of Registrant as specified in its charter)

Canada
(State or other jurisdiction of incorporation)

1-3677	Inapplicable
Commission File Number	(I.R.S. Employer Identification No.)

1188 Sherbrooke Street West, Montreal, Quebec, Canada H3A 3G2 (Address of principal executive offices, including postal code)

(514) 848-8000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

d)

Alcan Inc. announces that Dr. Onno H. Ruding was appointed Director of the Board on September 23, 2004. Dr. Ruding is a former Minister of Finance of the Netherlands and was an Executive Director of the International Monetary Fund in Washington, D.C. and a member of the Board of Managing Directors of AMRO Bank in Amsterdam. He is the former Vice Chairman of Citicorp and Citibank, N.A. Dr. Ruding serves as a director on the boards of Corning Inc., Holcim AG and RTL Group and is president of the Centre for European Policy Studies (CEPS) in Brussels. Dr. Ruding is also a member of the international advisory committees of Robeco Group and the Federal Reserve Bank of New York.

Dr. Ruding has also been appointed as a member of the Human Resources and Corporate Governance Committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ALCAN INC.

BY:	/s/ Roy Millington
Roy Millington
Corporate Secretary

Date: September 28, 2004